                                                                    Exhibit 23.1



                         Consent of Independent Auditors

We consent to the incorporation by reference in (i) Post-Effective Amendment Number 1 dated May 27, 1986 to Registration Statement No. 2-89471 on Form S-3,
(ii) Post-Effective Amendment Number 1 dated May 31, 1984 to Registration Statement No. 2-84911 on Form S-8, (iii) Registration Statement No. 33-975 on Form S-8 dated November 7, 1985, (iv) Registration Statement No. 33-16180 on Form S-8 dated July 31, 1987, (v) Registration Statement No. 33-45673 on Form S-8 dated February 4, 1992, (vi) Registration Statement No. 33-58582 on Form S-8 dated February 22, 1993, (vii) Registration Statement No. 33-61037 on Form S-8 dated July 14, 1995, (viii) Registration Statement No. 33-08123 on Form S-8 dated July 15, 1996, and (ix) Registration Statement No. 333-41912 on Form S-8 dated July 21, 2000 of American Greetings Corporation of our report dated February 16, 2001 with respect to the financial statements of Egreetings Network, Inc. incorporated by reference in the Current Report on Form 8-K/A of American Greetings Corporation dated June 1, 2001.

Cleveland, Ohio
May 30, 2001

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